                                                                     EXHIBIT 5.1


                           [AMRESCO, INC. LETTERHEAD]

                               [Form of Opinion]



AMRESCO, INC.
1845 Woodall Rodgers Freeway
Suite 1700
Dallas, Texas 75201

         Re:     Registration Statement on Form S-3 of $250,000,000 aggregate initial offering price of Securities

Ladies and Gentlemen:

         I am general counsel of AMRESCO, INC., a Delaware corporation (the "Company"), and have acted as such in connection with a Registration Statement on From S-3 (the "Registration Statement") relating to the sale by the Company from time to time of (i) its unsecured debt securities, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); (ii) shares of its preferred stock, $1.00 par value per share (the "Preferred Stock"), in one or more series; (iii) shares of its common stock, par value $0.05 per share (the "Common Stock"); and
(iv) warrants (collectively, the "Securities Warrants") to purchase Debt Securities (the "Debt Securities Warrants"), Preferred Stock (the "Preferred Stock Warrants") or shares of Common Stock (the "Common Stock Warrants"), for an aggregate initial public offering price of up to $250,000,000 (or the equivalent in foreign currencies, currency units or composite currencies (each, a "Currency"). The Debt Securities, Preferred Stock, Common Stock and Securities Warrants are herein collectively referred to as the "Securities."

         I have examined such documents, records and matters of law as I have deemed necessary for the purposes of this opinion. In rendering the following opinions, I have relied as to certain factual matters upon certificates of officers of the Company and public officials, and I have not independently checked or verified the accuracy of the statements contained therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them by the Registration Statement.

         Based on the foregoing and having due regard for such legal consideration as I deem relevant, I am of the opinion that:

         1. When (a) the Debt Securities have been duly established by the applicable Indentures (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities) duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable

AMERESCO, Inc.
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Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, (c) assuming that the terms of the Debt Securities and the Indentures as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (d) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will be constituted valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

         2. When (a) the Securities Warrants have been duly executed and delivered (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Securities Warrants), and issued and sold in the form and in the manner contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act, (c) assuming that the terms of the Securities Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Securities Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Securities Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         3. The Company has the authority pursuant to its Certificate of Incorporation, as amended, to issue up to 5,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock (including any Preferred Stock duly issued (i) upon the exercise of any Securities Warrants exercisable for Preferred Stock or (ii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

         4. The Company has the authority pursuant to its Certificate of Incorporation, as amended, to issue up to 50,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock (including any Common Stock duly issued
(i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock or (ii) upon the exercise of any Securities Warrants

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exercisable for Common Stock or (iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

         The opinions set forth above are subject to the following qualifications and exceptions:

                 (a) My opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. In addition, certain other provisions of the Securities may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of Texas or the United States of America; provided, however, that the inclusion of any such provisions and any limitations imposed by such laws on the enforceability of the Securities will not affect the validity or enforceability as a whole of any of the Securities and will not prevent the holders thereof from the ultimate realization of the practical rights and benefits afforded by such Securities, except for the economic consequences of any judicial, administrative or other procedural delay which may result from the application of any such law.

                 (b) My opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

                 (c) In rendering the opinions set forth above, I have assumed that, at the time of the authentication and delivery of a series of Securities, the resolutions of the Board of Directors referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

                 (d) As of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the Currency in which a particular Debt Security is

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denominated will depend upon various factors, including which court renders the judgment.

         My opinions expressed above are limited to the laws of the State of Texas, the Delaware General Corporation Law and the federal laws of the United States of America.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to reference me under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Dated: June __, 1996

                                        Very truly yours,



                                        L. Keith Blackwell
                                        Vice President, General Counsel and
                                          Secretary